Exhibit 99.1
CONTACT: Linda Diedrich
Orion Energy Systems
(920) 482-1988
Scott Jensen
Chief Financial Officer
Orion Energy Systems
(920) 892-5454
Orion Energy Systems, Inc. Announces Fiscal 2010 Second Quarter Results
MANITOWOC, WI, October 27, 2009 — Orion Energy Systems, Inc. (NASDAQ: OESX), a power technology enterprise that designs, manufactures and deploys energy management solutions for the commercial and industrial sectors, today announced financial results for its fiscal 2010 second quarter ended September 30, 2009.
Since December 2001, the Company’s integrated systems have benefited its customers and the environment by reducing:
•	customer energy demand by 477,133 kilowatts, or 9.2 billion kilowatt hours;

•	customer energy costs by more than $711 million; and

•	indirect carbon dioxide emissions of more than 6 million tons.
“We are pleased with the progress achieved in the fiscal second quarter of 2010 as we exceeded our quarterly revenue guidance with revenue of $14.6 million and exceeded our quarterly earnings per share guidance with a loss of $0.06 per share, as well as generated positive operating cash flow. The value proposition of our integrated systems, strong customer relationships and industry expertise continue to resonate with commercial and industrial businesses despite the ongoing macro-economic uncertainty,” commented Neal Verfuerth, CEO of Orion Energy Systems. “Further, our innovative technologies and expertise has positioned Orion as a leader in the energy management space, which should allow us to deliver sustained long-term growth. While we realize that the current environment remains challenging, our healthy balance sheet, strong liquidity position and focus on maximizing the deployment of capital will position Orion well to benefit as market conditions improve.”
Key Business Highlights
•	Total bookings for the quarter were $20.3 million, including $2.4 million of Orion Virtual Power Plant™ (“OVPP”) supply agreements. Orion defines bookings as customer purchase orders received during the quarter, including both purchase orders payable in cash and for OVPP supply deliveries over the life of the OVPP contracts.

•	Increased facilities retrofitted with the Compact Modular™ HIF technology to 5,082, representing 807 million square feet as of the end of the second quarter of fiscal 2010.

•	Total deployments of the InteLite® wireless controls increased to 119 customer locations, 11,716 transceivers and 192 control panels, representing 5.3 million square feet as of the end of the second quarter of fiscal 2010.

•	Nearly doubled the number of installed Apollo® solar light pipes to 3,591 total installed units, representing 1.6 million square feet as of the end of the second quarter of fiscal 2010.
Fiscal 2010 Third Quarter Outlook
Third quarter fiscal 2010 revenues are anticipated to be between $16.5 million and $18.0 million. Earnings per share for the third quarter of fiscal 2010 are estimated to be between a loss of $(0.03) and earnings of $0.01 per diluted share.
Conference Call
Orion will host a conference call on Tuesday, October 27, 2009 at 5:30 p.m. Eastern (4:30 p.m. Central/2:30 p.m. Pacific) to discuss details regarding its second quarter fiscal 2010 performance. Domestic callers may access the earnings conference call by dialing 888-576-4398 (International callers, dial 719-325-2103). Investors and other interested parties may also go to the Investor Relations section of Orion’s website at http://investor.oriones.com/events.cfm for a live webcast of the conference call. To ensure a timely connection, it is recommended that users register at least 15 minutes prior to the webcast.
About Orion Energy Systems
Orion Energy Systems, Inc. (Nasdaq: OESX) is a leading power technology enterprise that designs, manufactures and deploys energy management systems, consisting primarily of high-performance, energy efficient lighting systems and controls and related services, for commercial and industrial customers without compromising their quantity or quality of light.
Safe Harbor Statement
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) further deterioration of market condition, including customer capital expenditure budgets; (ii) Orion’s ability to compete in a highly competitive market and its ability to respond successfully to market competition; (iii) increasing duration of customer sales cycles; (iv) the market acceptance of Orion’s products and services, including the Orion Virtual Power Plant; (v) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture Orion’s products; (vi) loss of one or more key customers or suppliers, including key contacts at such customers; (vii) a reduction in the price of electricity; (viii) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (ix) increased competition from government subsidies and utility incentive programs; (x) dependence on customers’ capital budgets for sales of products and services; (xi) Orion’s development of, and participation in, new product and technology offerings or applications; (xii) legal proceedings, including the securities litigation pending against Orion; and (xiii) potential warranty claims. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and Orion undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.oriones.com in the Investor Relations section of our website.

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(in thousands, except share and per share amounts)
Condensed Consolidated Statements of Operations
for the Three and Six Months ended September 30, 2008 and 2009
(unaudited)

	Three months ended		Six months ended
	September 30,		September 30,
	2008	2009	2008	2009
Revenue	$18,760	$14,619	$34,866	$27,247
Cost of revenue	12,425	9,854	23,334	18,981

Gross profit	6,335	4,765	11,532	8,266
Operating expenses:
General and administrative	2,893	3,143	5,508	6,306
Sales and marketing	2,771	2,961	5,423	6,113
Research and development	373	492	791	911

Total operating expenses	6,037	6,596	11,772	13,330

Income (loss) from operations	298	(1,831)	(190)	(5,064)
Other income (expense):
Interest expense	(41)	(74)	(108)	(130)
Dividend and interest income	550	76	1,167	198

Total other income (expense)	509	2	1,059	68

Income (loss) before income tax	807	(1,829)	869	(4,996)
Income tax expense (benefit)	354	(430)	382	(824)

Net income (loss)	$453	$(1,399)	$487	$(4,172)

Basic net income per share attributable to common shareholders	$0.02	$(0.06)	$0.02	$(0.19)
Weighted-average common shares outstanding	26,959,790	21,707,477	26,998,857	21,648,246
Diluted net income per share attributable to common shareholders	$0.02	$(0.06)	$0.02	$(0.19)
Weighted-average common shares and share equivalents outstanding	29,018,991	21,707,477	29,613,684	21,648,246

Supplemental information:
FAS 123R compensation expense
Cost of revenue	$65	$53	$130	$112
General and administrative	171	145	425	267
Sales and marketing	145	136	271	265
Research and development	7	9	20	19

Total	$388	$343	$846	$663

Condensed Consolidated Balance Sheets
As of March 31, 2009 and September 30, 2009 (unaudited)

	March 31, 2009	September 30, 2009
Cash and cash equivalents	$36,163	$33,413
Short term investments	6,490	1,000
Accounts Receivable	11,572	12,742
Inventories	20,232	19,672
Current assets	78,374	69,112
Property and equipment, net	22,999	25,739
Total assets	103,722	98,307
Accounts Payable	7,817	5,479
Current liabilities	10,947	9,057
Long term debt	3,647	3,337
Total shareholders’ equity	88,695	85,406
Condensed Consolidated Statements of Cash Flows
For the Six Months ended September 30, 2008 and 2009
(unaudited)

	Six months ended September 30,
	2008	2009
Cash used in operating activities	$(371)	$(4,149)
Cash provided by (used in) investing activities	(24,855)	1,715
Cash used in financing activities	(6,679)	(316)

Net (decrease) in cash and cash equivalents	$(31,905)	$(2,750)